Exhibit 99.1

Mitesco, Inc. Expands Executive Team, Names Ms. Jenny Lindstrom Chief Legal Officer

MINNEAPOLIS, MN – April 6, 2021 -- Mitesco, Inc. (OTCQB: MITI) (“Mitesco” or the “Company”), a leading operator of wellness clinics that combines technology and customized personal care plans, has announced the addition of Ms. Jenny Lindstrom to its executive team, and as Chief Legal Officer and Secretary of the Corporation.

International Experience, Real Estate, Employment, Litigation and Securities Law

“I am pleased to announce the appointment of Ms. Lindstrom to our senior management team,” commented Mr. Larry Diamond, CEO of Mitesco. “She is uniquely qualified to serve based on her extensive experience in real estate, employment law, litigation and securities. Further, she has practiced law internationally, in addition to her North American presence, which fits well with our long-term desire to conduct business beyond North America. Given our desire to expand, we believe the ability to have an in-house professional to process leases, review financing documents, assist with our up-listing initiative, and manage our other legal matters, is critical.”

Ms. Lindstrom commented, “I am impressed with the Mitesco team’s healthcare industry knowledge and experience. I believe the strategy Mitesco is implementing is setting them on the path for accelerated growth. I predict that my experience and track record of enabling growth by balancing the need to protect the business with proactive and innovative legal and business solutions is a great fit.”

Ms. Lindstrom joins Mitesco from Radisson Hotel Group, one of the world’s largest international hotel groups. Lindstrom most recently served as Executive Vice President and General Counsel for Radisson Hospitality, Inc. since 2017, and prior to that served as Executive Vice President and General Counsel for Radisson Hospitality, AB, a European publicly listed subsidiary, from 2015-2017. Lindstrom held other positions for Radisson since 2010.

In her role at Radisson, Lindstrom was an active member and advisor to the executive management. Key contributions include implementing strategic business initiatives, building strong board and owner relations, creating powerful internal and external alliances, and managing in a matrixed organization and through change. She brings significant experience in overseeing all aspects of corporate governance and compliance in a highly regulated industry.

Prior to joining Radisson, Lindstrom was with Dorsey & Whitney, a national law firm based in Minneapolis, for six years. Her practice included: Commercial and Corporate Litigation, Internal Investigations, and Regulatory Affairs and Tax Litigation.

Ms. Lindstrom holds a Juris Doctor degree from the University of Minnesota Law School, Minneapolis, Minnesota (Juris Doctor, cum laude, 2004), and also holds a Sv. Juris Kandidat (Master of Laws, with dissertation) from Uppsala University, Uppsala, Sweden, 2001.

Our Operations and Subsidiaries: The Good Clinic, LLC, and Acelerar Healthcare Holdings, LTD.

The Good Clinic, LLC (www.thegoodclinic.com) is a wholly owned subsidiary of Mitesco N.A. LLC, the holding company for North American operations. The Good Clinic plans to build out a network of clinics using the latest telehealth technology with the nurse practitioner operating as its primary healthcare provider. It will begin in Minneapolis and plans to expand nationwide. Today, 23 states facilitate nurse practitioners practicing to the full scope of their skills and training. The executive team at The Good Clinic™ includes several of the key executives who brought Minute Clinic (previously known as Quickmedix) to scale, which was acquired by CVS for $170 million in 2006.

Acelerar Healthcare Holdings, LTD. is the Company’s wholly owned, Dublin, Ireland-based entity for its future European operations.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than the statement of historical fact contained in this press release are forward-looking statements. In some case, forward-looking statements can be identified by terminology such as "anticipate," "believe," "can," "continue," "could," "estimate, "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology and include statements regarding the expected contribution of Ms. Lindstrom and plans to build out a network of clinics using the latest telehealth technology with the nurse practitioner operating as its primary healthcare provider. These forward-looking statements are based on expectations and assumptions as of the date of the press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of Ms. Lindstrom to process leases, review financing documents, assist with the Company’s up-listing initiative and manage its other legal matters , our ability to expand The Good Clinic concept of care to additional locations as planned, and the other factors discussed in Mitesco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations Contacts:

Greg Falesnik or Brooks Hamilton

MZ Group – MZ North America

1-949-546-6326
MITI@mzgroup.us